Exhibit 99.2

Merger

by and between

ALLIANCE DATA SYSTEMS CORPORATION,

CONVERSANT, INC.,

and

AMBER SUB, LLC

Pursuant to the Agreement and Plan of Merger dated September 11, 2014

THE ENCLOSED ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE

RECEIVED BY 5:00 P.M. NEW YORK CITY TIME ON DECEMBER 8, 2014.

November 6, 2014

To the Stockholders of Conversant, Inc.:

Enclosed for your consideration is an Election Form and Letter of Transmittal, which we refer to as the Election Form and Letter of Transmittal, in connection with the Agreement and Plan of Merger, dated September 11, 2014, which we refer to as the Merger Agreement, by and between Alliance Data Systems Corporation, which we refer to as Alliance Data, Conversant, Inc., which we refer to as Conversant, and Amber Sub LLC, which we refer to as the Merger Subsidiary, pursuant to which, and subject to the terms and conditions set forth therein, Conversant will be merged with and into the Merger Subsidiary, which will survive as a wholly owned subsidiary of Alliance Data. A Proxy Statement/Prospectus with respect to the proposed merger is being sent to you simultaneously with this Form of Election and Letter of Transmittal. Before you make an election, if any, you should read the Proxy Statement/Prospectus carefully, as it contains important information with respect to the merger and ownership of Alliance Data common stock. In particular, see “Risk Factors” in the Proxy Statement/Prospectus.

BY COMPLETING THE ENCLOSED ELECTION FORM AND LETTER OF TRANSMITTAL, YOU WILL BE DEEMED TO HAVE WAIVED AND MAY NO LONGER SEEK APPRAISAL RIGHTS UNLESS YOU REVOKE YOUR ELECTION PRIOR TO THE ELECTION DEADLINE. If you make an election with respect to any of your shares of Conversant common stock, and such election has not been properly revoked, such shares may no longer be transferred.

In the proposed merger, Conversant stockholders will receive for each share of Conversant common stock the combination, which we refer to as the Base Consideration, of (x) 0.07037 of a share, which we refer to as the Fixed Exchange Ratio, of Alliance Data common stock and (y) an amount in cash equal to $35.00 minus the product of the volume weighted average price per share of Alliance Data common stock on the New York Stock Exchange, or the NYSE, for the consecutive period of fifteen trading days ending on the close of trading on the second trading day immediately preceding the closing of the merger, which we refer to as the Parent Closing Trading Price, multiplied by the Fixed Exchange Ratio, which cash portion of the Base Consideration is referred to as the Per Share Cash Consideration. Notwithstanding the foregoing, the Per Share Cash Consideration will not exceed $18.62, which we refer to as the Per Share Cash Cap, and will not be less than $14.98, which we refer to as the Per Share Cash Minimum. In the event that the Per Share Cash Cap or Per Share Cash Minimum is reached, the Per Share Cash Consideration will be fixed at the Per Share Cash Cap or the Per Share Cash Minimum, as applicable, and the value that Conversant stockholders will receive for each share of Conversant common stock will fluctuate below or above $35.00, as applicable, to the extent that the Parent Closing Trading Price is below $232.75 or above $284.48. For more information regarding the merger consideration provisions, see “The Merger––Consideration to be Received in the Merger” in the Proxy Statement/Prospectus.

In lieu of the Base Consideration, each Conversant stockholder will have the right to elect to receive for each share of Conversant common stock eligible to receive merger consideration:

(1)	Cash Election - cash equal to $35.00, except in the case in which the Per Share Cash Cap or Per Share Cash Minimum has been reached, in which case, cash equal to the sum of (x) the Fixed Exchange Ratio multiplied by the Parent Closing Trading Price and (y) the Per Share Cash Consideration, which election we refer to as a Cash Election, or

(2)	Stock Election - a number of shares of Alliance Data common stock equal to the sum of (x) the Fixed Exchange Ratio and (y) the quotient of the Per Share Cash Consideration divided by the Parent Closing Trading Price, which election we refer to as a Stock Election, and which consideration we refer to as the Per Share Stock Election Consideration, subject, in the case of either a Cash Election or Stock Election, to proration.

Pursuant to the Merger Agreement, the aggregate amount of cash and shares of Alliance Data common stock payable by Alliance Data in the merger will not be more than the aggregate amount of cash and shares of Alliance Data common stock that would have otherwise been payable by Alliance Data if all Conversant stockholders were to receive the Base Consideration. To the extent there is not enough cash or shares of Alliance Data common stock to pay pursuant to a Cash Election or a Stock Election, the consideration payable on each such share of Conversant common stock will be adjusted on a pro rata basis (and with the difference between such pro rated amount being made up in the remaining Alliance Data common stock or cash, as applicable) among all shares with respect to which either a Cash Election or Stock Election has been made. As a result, if you make a Stock Election or a Cash Election regarding your consideration, you may not receive the combination of cash and/or shares you elected, depending on the choices made by other Conversant stockholders. The election options and procedures, including the proration mechanics, are described in the Proxy Statement/Prospectus under “The Merger—Consideration to be Received in the Merger” and “The Merger—Procedures for Election”.

Alliance Data will not issue any fractional shares of its common stock. Instead, you will be entitled to receive cash in an amount determined by multiplying (x) the closing price of Alliance Data common stock reported on the NYSE on the trading day immediately preceding the day the merger is completed by (y) the fraction of a share of Alliance Data common stock to which you otherwise would be entitled.

Pursuant to the Merger Agreement, each option to purchase shares of Conversant common stock that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be converted into an option to purchase Alliance Data common stock on the same terms and conditions as applied to the existing option immediately prior to the merger, except that (1) the number of shares of Alliance Data common stock subject to the new option, rounded down to the nearest whole share, will be determined by multiplying the number of shares of Conversant common stock subject to the existing option by the Per Share Stock Election Consideration and (2) the exercise price per share of Alliance Data common stock under the new option, rounded up to the nearest whole cent, will be equal to the exercise price per share of Conversant common stock of the existing option divided by the Per Share Stock Election Consideration. If you hold any outstanding and exercisable options to purchase shares of Conversant common stock and you would like to make an election with respect to the shares of Conversant common stock underlying such options, you must exercise such options and become a shareholder with respect to the shares of Conversant common stock underlying such options prior to the Election Deadline. Note that it will take at least three days after the date of exercise of your options for such exercise to become effective and for you to become a shareholder of Conversant with respect to such options so it is important to exercise such options far enough in advance of the Election Deadline to allow you to make an election.

Each Conversant restricted stock award that is not vested by its terms upon or before the closing of the merger will be converted into a restricted stock award with respect to whole shares of Alliance Data common stock, on the same terms, conditions and restrictions as applied to the existing award immediately prior to the merger, except that the number of shares of Alliance Data common stock subject to the new award, rounded down to the nearest whole share, will be equal to the product of the number of unvested shares of Conversant common stock under the existing award and the Per Share Stock Election Consideration. Each Conversant restricted stock award that is vested by its terms upon or before the closing of the merger will, at the effective time of the merger, entitle the holder thereof to the merger consideration described above. If you hold shares of restricted stock that will vest between the date of the Election Deadline and the closing of the merger or in connection with the closing of the merger, you can choose to make an election with respect to those shares.

COMPLETING AND RETURNING THE ENCLOSED ELECTION FORM AND LETTER OF TRANSMITTAL DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING OF CONVERSANT STOCKHOLDERS, NOR DOES IT SATISFY ANY OF THE REQUIREMENTS FOR THE ASSERTION OF APPRAISAL RIGHTS, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IN ORDER TO VOTE ON THE MERGER, YOU SHOULD FOLLOW THE DIRECTIONS IN THE PROXY STATEMENT/PROSPECTUS.

In order to make an election with respect to the form of consideration you wish to receive in the merger, you must return the enclosed Election Form and Letter of Transmittal to Broadridge or contact your bank, broker or other nominee for instructions regarding the making of an election. The enclosed Election Form and Letter of Transmittal must be received by Broadridge Financial Solutions, Inc., or Broadridge, by 5:00 p.m., New York City time, on December 8, 2014, which we refer to as the Election Deadline. Any shares of Conversant common stock for which you do not make an election by the Election Deadline will automatically be converted into the right to receive the Base Consideration upon the effective time of the merger.

If you have made an election pursuant to the enclosed Election Form and Letter of Transmittal, you may, at any time prior to the Election Deadline, change or revoke your election by submitting written notice to Broadridge. After the Election Deadline, you may not change or revoke your election, unless the Merger Agreement is terminated. If an election is timely revoked and the merger is consummated, the shares as to which such election previously applied shall automatically receive the Base Consideration, unless a new election is made pursuant to an Election Form and Letter of Transmittal and submitted to Broadridge prior to the Election Deadline.

Your shares of Conversant common stock with respect to which a valid election is made will not be considered to be properly delivered if Broadridge receives a guarantee of delivery of such shares (from a firm that is an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Exchange Act) without delivery of the physical certificates. In addition, if you hold your shares in certificated form and you have lost your certificates, you will need to have such certificates replaced in advance of the Election Deadline to allow sufficient time for delivery of your replacement certificates to Broadridge by the Election Deadline. If you fail to properly deliver your certificates by the Election Deadline, you will not be deemed to have made a proper election and will instead be entitled to receive the Base Consideration upon the effective time of the merger, subject to delivery of your certificates or replacement certificates to Broadridge prior to receipt of such Base Consideration.

Federal Backup Withholding. Under federal income tax law, reportable payments made to a Conversant stockholder pursuant to the merger may be subject to backup withholding, unless certain certification requirements are satisfied. In order to avoid such backup withholding, a Conversant stockholder who is a “United States person” for U.S. federal income tax purposes must provide such holder’s correct taxpayer identification number, which we refer to as a TIN, and certify that the Conversant stockholder is not subject to such backup withholding, and that the Conversant stockholder is a “United States person” for U.S. federal income tax purposes, by completing the enclosed IRS Form W-9. In general, if a Conversant stockholder is an individual, such holder’s TIN is his/her social security number. For entities, the TIN is generally the employer identification number. For further information concerning backup withholding and instructions for completing the IRS Form W-9, including which TIN to provide if the certificate(s) are in more than one name, how to obtain a taxpayer identification number if you do not have one, or if the registered holder is not the actual owner, you should consult the instructions to the enclosed Form W-9.

Certain Conversant stockholders (including, among others, certain corporations and certain foreign individuals) are exempt from backup withholding. In order to avoid erroneous backup withholding, an exempt holder who is not a “United States person” for U.S. federal income tax purposes must submit an applicable IRS Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Such form, and instructions for such form, can be obtained online at www.irs.gov or from Broadridge. An exempt holder who is a “United States person” for U.S. federal income tax purposes must complete the IRS Form W-9 by providing such holder’s correct TIN, signing and dating the form, and entering the appropriate “Exempt payee code.”

If backup withholding applies to a Conversant stockholder, reportable payments made to such stockholder pursuant to the merger will be subject to backup withholding at the required statutory rate (currently 28%). Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be credited by the amount of tax withheld, provided that the required information is timely provided to the IRS. If withholding results in an overpayment of taxes, a refund may be obtained by timely filing the required information with the IRS.

All Conversant stockholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements and to determine which form should be used to avoid backup withholding.

Please note that failure to complete the information requested on an IRS Form W-9, or an applicable IRS Form W-8, will result in backup withholding at the statutory imposed rate (currently 28%) from any reportable payments made to the applicable Conversant stockholder and may subject such holder to various penalties.

Please note that the foregoing certifications do not exempt any Conversant stockholder from any compensation-related withholding that may be required. Payments made to a Conversant stockholder pursuant to the merger that are treated as wages will be subject to all applicable wage withholding, regardless of whether an IRS Form W-9 or applicable IRS Form W-8 is provided.

PLEASE NOTE THAT DIFFERENT ELECTIONS HAVE DIFFERENT TAX CONSEQUENCES. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A GIVEN ELECTION, SEE “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” IN THE PROXY STATEMENT/PROSPECTUS. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

Consummation of the merger is subject to the approval of the stockholders of Conversant and to the satisfaction of other conditions, including receipt of regulatory approvals. If the Merger Agreement is terminated for any reason, your election will be void and have no effect.

Very truly yours,

Conversant, Inc.

Broadridge Corporate Issuer Solutions

ELECTION FORM AND LETTER OF TRANSMITTAL

(855) 449-0990 (toll free)

www.shareholder.broadridge.com

WHERE TO FORWARD YOUR ELECTION FORM AND LETTER OF TRANSMITTAL

The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. Delivery of certificate(s) shall be effected, and risk of loss and title to any certificate(s) shall pass, only upon delivery of the certificate(s) to Broadridge. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by Broadridge.

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717

By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, NY 11717-0693

*	If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

COMPANY NAME: CONVERSANT, INC.

CERTIFICATE INFORMATION:
Œ	Certificate No.	Shares	Certificate No.	Shares

Shares from other certificates held:

	Certificated shares:
Book-Entry shares:
Unvested shares of restricted stock that will vest prior to the merger or in connection with the merger:
Total shares:

Ž ELECTION OPTIONS EXPIRATION 5:00 p.m. NEW YORK CITY TIME ON DECEMBER 8, 2014

☐	STOCK ELECTION

Exchange              shares of my Conversant common stock for shares of Alliance Data common stock, subject to possible proration (as described in the Proxy Statement/Prospectus), plus cash in lieu of any fractional shares.

☐	CASH ELECTION	Exchange shares of my Conversant common stock for cash, subject to possible proration (as described in the Proxy Statement/Prospectus).

☐	BASE CONSIDERATION ELECTION	Exchange shares of my Conversant common stock for shares of Alliance Data common stock and cash, as specified in the Merger Agreement.

Important:		If you do not select an option for some or all of your shares, it will be assumed that you have no preference as to these shares and the shares will receive the Base Consideration, as set forth in the Merger Agreement. In addition (as described in the Proxy Statement/Prospectus), your election is subject to certain limits, proration and allocation procedures set forth in the Merger Agreement.

MERGER ELECTION

INSTRUCTIONS FOR COMPLETING ELECTION FORM AND LETTER OF TRANSMITTAL

IF YOU NOW RESIDE AT A DIFFERENT ADDRESS FROM THE ADDRESS TO WHICH THIS DOCUMENT WAS MAILED, PLEASE FILL OUT BOX 6, AND CHECK OFF THE BOX INDICATING A PERMANENT CHANGE OF ADDRESS. NO MEDALLION GUARANTEE WILL BE REQUIRED.

THIS ELECTION FORM AND LETTER OF TRANSMITTAL, TOGETHER WITH YOUR STOCK CERTIFICATE(S) REPRESENTING ALL OF YOUR SHARES OF CONVERSANT COMMON STOCK PURSUANT TO WHICH YOU ARE MAKING AN ELECTION, MUST BE RECEIVED BY BROADRIDGE NO LATER THAN THE ELECTION DEADLINE, WHICH WILL BE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 8, 2014.

CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR MERGER CONSIDERATION. YOU MUST FILL OUT, SIGN AND DATE THE ATTACHED FORM W-9 (OR SUBMIT A FORM W-8, AS APPLICABLE), IN ORDER TO PREVENT BACKUP WITHHOLDING FROM YOUR MERGER CONSIDERATION.

Œ	PLEASE INDICATE IN THIS SECTION THE CERTIFICATE NUMBERS OF THE COMMON STOCK CERTIFICATE(S) THAT YOU ARE SURRENDERING HEREWITH AND RESPECTIVE AMOUNT OF SHARES THAT ARE IN YOUR POSSESSION. IF YOU ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR STOCK CERTIFICATES, YOU MUST WRITE BROADRIDGE AT THE ADDRESS LISTED ABOVE OR CALL BROADRIDGE AT THE NUMBER LISTED ABOVE. YOU WILL BE REQUIRED TO SUBMIT THE NECESSARY FORMS AND A CHECK FOR THE POSTING OF A SURETY BOND, THE DETAILS OF WHICH WILL BE PROVIDED BY BROADRIDGE. PLEASE NOTE THAT THIS FORM STILL MUST BE COMPLETED AND REMITTED ALONG WITH YOUR REPLACEMENT FORMS, BOND FEE AND ANY ADDITIONAL CERTIFICATES THAT MAY BE IN YOUR POSSESSION IN ORDER FOR YOU TO MAKE AN ELECTION. IF YOUR SHARES ARE HELD IN BOOK-ENTRY FORM, YOU DO NOT NEED TO FILL OUT THIS SECTION. IF THE SPACE PROVIDED IS INSUFFICIENT, ATTACH A SEPARATE SHEET LISTING THIS INFORMATION.

	PLEASE INDICATE IN THIS SECTION THE TOTAL AMOUNT OF SHARES OWNED BY YOU, INCLUDING ALL SHARES REPRESENTED BY THE COMMON STOCK CERTIFICATE(S) THAT YOU ARE SURRENDERING HEREWITH, SHARES HELD IN BOOK-ENTRY FORM, AND UNVESTED RESTRICTED STOCK THAT WILL VEST PRIOR TO THE CLOSING OF THE MERGER OR THAT WILL VEST IN CONNECTION WITH THE CLOSING OF THE MERGER.

Ž	IN THE BOX MARKED “ELECTION OPTIONS” INDICATE WHETHER YOU WOULD LIKE TO RECEIVE, IN EXCHANGE FOR SOME OR ALL OF YOUR SHARES OF CONVERSANT COMMON STOCK, SHARES OF ALLIANCE DATA COMMON STOCK, CASH, OR THE BASE CONSIDERATION. NOTE THAT (AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS) ELECTIONS MAY BE SUBJECT TO PRORATION.

	THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR ELECTION FORM AND LETTER OF TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION.

	THIS SECTION SHOULD BE COMPLETED IF YOU WANT YOUR MERGER CONSIDERATION TO BE ISSUED IN ANOTHER NAME. BROADRIDGE WILL ACCEPT CERTIFICATES WHERE THE MERGER CONSIDERATION IS TO BE ISSUED IN ANOTHER NAME THAN THE NAME THAT APPEARS ON THE CERTIFICATES SUBMITTED FOR EXCHANGE WHERE: (i) THE CERTIFICATES ARE DULY ENDORSED OR ACCOMPANIED BY APPROPRIATELY SIGNED STOCK POWERS; (ii) THERE IS A MEDALLION SIGNATURE GUARANTEE (I.E. A SIGNATURE THAT IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGE MEDALLION PROGRAM (“SEMP”)), (iii) ANY NECESSARY STOCK TRANSFER TAXES ARE PAID AND PROOF OF PAYMENT IS SUBMITTED TO BROADRIDGE OR FUNDS ARE PROVIDED TO BROADRIDGE, OR IT IS ESTABLISHED THAT NO TAXES ARE DUE AND PAYABLE, AND (iv) THIS SECTION IS PROPERLY COMPLETED.

‘	THIS SECTION SHOULD BE COMPLETED IF YOU WANT YOUR MERGER CONSIDERATION TO BE MAILED TO AN ALTERNATIVE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS LISTED ABOVE. A MEDALLION SIGNATURE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

You must submit your original certificates with this Election Form and Letter of Transmittal. If you are not in possession of your certificates, please see Instruction #1 on the reverse side. You do not need to sign the back of the certificates. Shares held in book-entry and unvested form are un-certificated and need not be submitted (although this Election Form and Letter of Transmittal must still be completed if you wish to make an election with respect to such shares of Conversant common stock).

	THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Election Form and Letter of Transmittal, no endorsements of certificates or separate stock powers are required.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to Broadridge, must be submitted.

THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN.

Signature:

Signature:

Date:

Telephone No. (Required):

E-mail Address:

	SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in Box 4. Please note: an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting Broadridge at the number listed on the reverse side.

If you have completed this section, you must also (i) duly endorse any certificates submitted to be exchanged or provide appropriately signed stock powers, and (ii) obtain a medallion signature guarantee (i.e. your signature in Box 4 of this Election Form and Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP).

ISSUE SHARES/TRANSFER PAYMENT TO:

NAME:

ADDRESS:

‘	SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown on the reverse side.

If you have completed this section, your signature in Box 4 of this Election Form and Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

MAIL TO:

NAME:

ADDRESS:

PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS	☐

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Broadridge or Alliance Data and Conversant and such determination shall be final and binding. Broadridge or Alliance Data and Conversant reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

If your certificates are registered in different names, a separate Election Form and Letter of Transmittal must be submitted for each registration. Additional Election Forms and Letters of Transmittal can be obtained by accessing or by contacting Broadridge at the numbers listed on the reverse side.

If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the letter of transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this Election Form and Letter of Transmittal. Broadridge reserves the right to deduct the amount of such taxes from the payment of merger consideration, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

If this Election Form and Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Election Form and Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

M79243-TBD